EXHIBIT 3.3

BY-LAWS

OF

SIGNPATH PHARMA, INC.

A Delaware Corporation

ARTICLE I - OFFICES

The registered office of the Corporation in the State of Delaware shall be located in the City and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Delaware as the Board of Directors may, from time to time, determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings: (Section 211)

The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Directors, at the time fixed from time to time by the Directors.

Section 2 - Special Meetings: (Section 211)

Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors and shall be held within or without the State of Delaware.

Section 3 - Court-ordered meeting: (Section 211)

The Court of Chancery in this State where the Corporation's principal office is located, or where the Corporation's registered office is located if its principal office is not located in this state, may after notice to the Corporation, order a meeting to be held on application of any Director or shareholder of the Corporation entitled to vote in an annual meeting if an annual meeting has not been held within any thirteen month period, if there is a failure by the Corporation to hold an annual meeting for a period of thirty days after the date designated therefor, or if no date has been designated, for a period of thirteen months after the organization of the Corporation or after its last annual meeting. The court may fix the time and place of the meeting, determine the shares entitled to participate in the meeting, specify a record date for determining shareholders entitled to notice of and to vote at the meeting, prescribe the form and content of the meeting notice, and enter other orders as may be appropriate.

Section 4 - Place of Meetings: (Section 211)

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Delaware as the Directors may from time to time fix. If no designation is made, the meeting shall be held at the Corporation's registered office in the state of Delaware.

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* All references to sections in these By-Laws refer to those sections contained in the Delaware General Corporation law.

Section 5 - Notice of Meetings: (Section 222)

(a) Written or printed notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than sixty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the business to be transacted or the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to dissent and receive payment for their shares pursuant to the Delaware General Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder as it appears on the share transfer records of the Corporation.

Section 6 - Shareholders' List: (Section 219)

(a) After fixing a record date for a meeting, the officer who has charge of the stock ledger of the Corporation, shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the meeting, arranged by voting group with the address of, and the number, class, and series, if any, of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder for a period of ten days before the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or the shareholder's agent or attorney is entitled on written demand to inspect the shareholders' list during regular business hours and at the shareholder's expense, during the period it is available for inspection.

(b) The Corporation shall make the shareholder's list available at the meeting of shareholders, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

(c) Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, such Directors shall be ineligible for election for any office at such meeting.

(d) The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 219 of the Delaware General Corporation Law or the books of the Corporation, or to vote in person or by proxy at any shareholders' meeting.

Section 7 - Quorum: (Section 216)

(a) Except as otherwise provided herein, or by law, or in the Certificate of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), or for meetings ordered by the Court of Chancery called pursuant to Section 211 of the Delaware General Corporations Law, a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section 8 - Voting: (Section 212 & 216)

(a) Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, any corporate action, other than the election of Directors, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders of the Corporation.
(b) Unless otherwise provided for in the Articles of Incorporation of this Corporation, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present and each shareholder entitled to vote has the right to vote the number of shares owned by him for a many persons as there are Directors to be elected. (c)Unless otherwise provided for in the Certificate of Incorporation of this Corporation, Directors will be elected by a plurality of the votes by the shares, present in person or by proxy, entitled to vote in the election at a meeting at which a quorum is present and each shareholder entitled to vote has the right to vote the number of shares owned by him/her for as may persons as there are Directors to be elected.
(d) Except as otherwise provided by statute, the Certificate of Incorporation, or these bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

Section 9 - Proxies: (Section 212)

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself or herself, or by his or her attorney-in-fact thereunto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder. No proxy shall be valid after the expiration of three years from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

Section 10 - Action Without a Meeting: (Section 228)

Unless otherwise provided for in the Certificate of Incorporation of the Corporation, any action to be taken at any annual or special shareholders' meeting, may be taken without a meeting, without prior notice and without a vote if a written consent or consents is/are signed by the shareholders of the Corporation having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted is delivered by hand or by certified or registered mail, return receipt requested, to the Corporation to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of shareholders' meetings are recorded.

Section 11 - Inspectors: (Section 231)

(a) The Corporation shall appoint one or more inspectors, and one or more alternate inspectors, to act at any shareholder' meeting and make a written report thereof, so long as such inspectors sign an oath to faithfully execute their duties with impartiality and to the best of their ability before such meeting. If no inspector or alternate is able to act at the shareholders meeting, the presiding officer shall appoint one or more inspectors to act at the meeting.

*(b) The inspector shall:

(i) ascertain the number of shares entitled to vote and the voting power of each such shareholder;
(ii) determine the shares represented at a meeting and the validity of proxies and ballots;
(iii) count all votes and ballots;
(iv) determine and retain for a reasonable time a disposition record of any challenges made to any of the inspectors' determinations; and
(v) certify the inspectors' determinations of the number of shares represented at the meeting and their count of all votes and ballots.

ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications: (Section 141)
(a) The first Board of Directors and all subsequent Boards of the Corporation shall consist of from, 1 to 7, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. A Director need not be a shareholder of the Corporation unless the Certificate of Incorporation of the Corporation or these Bylaws require.

(b) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Certificate of Incorporation of the Corporation or these Bylaws, by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, or until his prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

*NOTE: Article III Section 1 Subsection (b) of these Bylaws shall not be used in the Corporation's Bylaws unless the Corporation has one or more classes of voting stock that are:
(i) listed on a national exchange; (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association; or (iii) held by more than two thousand shareholders of record of the Corporation.

Section 2 - Duties and Powers: (Section 141)

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under Delaware state law, are in the Certificate of Incorporation or by these Bylaws, expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section 3 - Regular Meetings; Notice:

(a) A regular meeting of the Board of Directors shall be held either within or without the State of Delaware at such time and at such place as the Board shall fix.

(b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings, unless such notice shall be waived in the manner set forth in these Bylaws.

Section 4 - Special Meetings; Notice:

(a) Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required statute, written notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, or delivered orally, with sufficient time for the convenient assembly of Directors thereat, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mails, so addressed, with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company. A notice, or waiver of notice, except as required by these Bylaws, need not specify the business to be transacted at or the purpose or purposes of the meeting.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him/her, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

(d) Unless otherwise stated in the Articles of Incorporation of the Corporation, the Chairperson, President, Treasurer, Secretary or any two or more Directors of the Corporation may call any special meeting of the Board of Directors.

Section 5 - Chairperson:

The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence, any other Director chosen by the Board of Directors shall preside.

Section 6 - Quorum and Adjournments: (Section 141)

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or these Bylaws. (Note: If the Certificate of Incorporation authorize a quorum to consist of less than a majority, but no fewer than one-third of the prescribed number of Directors as permitted by law except that when a card of one Director is authorized under Section 141 of the Delaware
General Corporation Law, then one Director shall constitute a quorum or if the Certificate of Incorporation and/or Bylaws require a greater number than a majority as constituting a quorum then these Bylaws would state that this lesser or greater amount, instead of a majority, will constitute a quorum.)

(b) A majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists. Notice of such adjourned meeting shall be given to Directors not present at time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors who were present at the adjourned meeting.

Section 7 - Manner of Acting: (Section 141)

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by law, by the Certificate of Incorporation, or these By Laws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes and may be stated as such in any certificate or document filed with the Secretary of the State of Delaware.

(d) Where appropriate communications facilities are reasonably available, any or all Directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8 - Vacancies: (Section 223)

(a) Any vacancy in the Board of Directors occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal or inability to act of any Director, or other cause, shall be filled by an affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b) If at any time, by reason of death or resignation or other cause, the Corporation shall have no Directors in office, then an officer or any shareholder or an executor, administrator, trustee, or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders to fill such vacancies or may apply to the Court of Chancery for a decree summarily ordering an election.

(c) If the Directors of the Corporation constitute less than a majority of the whole Board, the Court of Chancery may, upon application of any shareholder or shareholders holding at least ten percent of the total number of shares entitled to vote for Directors, order an election to be held to fill any such vacancies or newly created directorships.

(d) Unless otherwise provided for by statute, the Certificate of Incorporation or these Bylaws, when one or more Directors shall resign from the board and such resignation is effective at a future date, a majority of the Directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9 - Resignation:

The shareholders may, at any meeting, vote to accept the resignation of any Director.

Section 10 - Removal: (Section 141)

One or more or all the Directors of the Corporation may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, unless the Certificate of Incorporation provides that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Certificate of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director.

Section 11 - Compensation: (Section 141)

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

Section 12 - Committees: (Section 141)

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office: (Section 142)

(a) The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of an officer whose duty is to record proceedings of shareholders' and Directors' meetings and such other officers as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a Director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation: (Section 142)

Any officer may resign at any time by giving written notice of such resignation to the Corporation.

Section 3 - Removal: (Section 142)

Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4 - Vacancies: (Section 142)

(a) A vacancy, however caused, occurring in the Board and any newly created Directorships resulting from an increase in the authorized number of Directors may be filled by the Board of Directors.

Section 5 - Bonds: (Section 142)

The Corporation may require any or all of its officers or Agents to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

Section 6 - Compensation:

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:

(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b) Certificated shares of the Corporation shall be signed, (either manually or by facsimile), by the Chairperson, Vice-Chairperson, President or Vice-President and Secretary or an Assistant Secretary or the Treasurer or Assistant Treasurer, or any other Officer designated by the Board of Directors, certifying that the number of shares owned by him or her in the Corporation, provided however that where such

certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, any such signature may be a facsimile thereof. In case any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(c) Certificates shall be issued in such form not inconsistent with the Certificate of Incorporation and as shall be approved by the Board of Directors. Such certificates shall be numbered and registered on the books of the Corporation, in the order in which they were issued.

(d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2 - Lost or Destroyed Certificates:

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed if the owner:

(a) so requests before the Corporation and has given notice that the shares have been acquired by a bona fide purchaser,

(b) files with the Corporation a sufficient indemnity bond; and

(c) satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the Corporation.

Section 3 - Transfers of Shares: (Section 201)

(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date: (Section 213)

(a) The Board of Directors may fix, in advance, which shall not be more than sixty, nor less than ten days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for a shareholder entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b) The Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that such record date shall not be more than sixty days before such action.

(c) The Board of Directors may fix, in advance, a date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed and no prior action is required by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery by hand or by certified or registered mail, return receipt requested, to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. If no record date is fixed by the Board of Directors and prior action is required by law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(d) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE VI - DIVIDENDS (Section 173)

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII - CORPORATE SEAL [Section 607.0302(2)]

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.

ARTICLE IX - AMENDMENTS

Section 1 - Initial Bylaws:

The initial Bylaws of the Corporation shall be adopted by the Board of Directors at its organizational meeting.

Section 2 - By Shareholders:

All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

Section 3 - By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation; however, Bylaws made by the Board may be altered or repealed, and new Bylaws made by the shareholders.

ARTICLE X - WAIVER OF NOTICE: (Section 229)

Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws, the meeting of shareholders, Board of Directors, or committee thereof, or attendance at the meeting by any person, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders, Directors or committee thereof needs to be specified in any written waiver of notice.

ARTICLE XI - INTERESTED DIRECTORS: (Section 144)

No contract or transaction shall be void or voidable if such contract or transaction is between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers, are Directors or Officers, or have a financial interest, when such Director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction or his, her or their votes are counted for such purpose, if:

(a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b) the material facts as to his, her or their relationship or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the shareholders. Such interested Directors may be counted when determining the presence of a quorum at the Board of Directors or committee meeting authorizing the contract or transaction.

ARTICLE XII - FORM OF RECORDS: (Section 224)

Any records maintained by the Corporation in its regular course of business, including, but not limited to, its stock ledger, books of account and minute book, may be kept on, or be in the form of punch cards, magnetic tape, photographs, micro-photographs or any other information storage device, provided that the records so kept may be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any of such records so kept upon the request of any person entitled to inspect the same.

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SIGNPATH PHARMA INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MAY, A.D. 2008, AT 6:43 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4158915 8100

080607479

AUTHENTICATION: 6617328

DATE: 05-27-08

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:43 PM 05/27/2008
FILED 06:43 PM 05/27/2008
SRV 080607479 - 4158915 FILE

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SIGNPATH PHARMA, INC.
(a Delaware Corporation)

The undersigned, Dr. Lawrence Helson, hereby certifies that:

1. He is Chief Executive Officer and President of SignPath Pharma, Inc. (the "Corporation"), a Delaware corporation, and is duly authorized by the duly adopted resolution of the Board of Directors of the Corporation by written consent on May 27, 2008 to execute this instrument.

2. This Certificate of Amendment of the Amended and Restated Certificate of Incorporation was duly approved by the Corporation's Board of Directors and duly adopted by written consent of the holders of a majority of the shares of common stock of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. Article Fourth, Section (A) of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

"**FOURTH**: (A) Authorized Capital Stock. The total number of all classes of stock which the Corporation shall have authority to issue is FIFTY MILLION (50,000,000) shares, consisting of FORTY-FIVE MILLION (45,000,000) shares of Common Stock, par value $.001 per share (hereinafter, the "Common Stock"), and FIVE MILLION (5,000,000) shares of Preferred Stock, par value $.10 per share (hereinafter, the "Preferred Stock")."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed this 27th day of May 2008.

By: /s/ Dr. Lawrence Helson
Dr. Lawrence Helson
Chief Executive Officer and
President

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "SIGNPATH PHARMA INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF AUGUST, A.D. 2006, AT 3:04 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4158915 8100

060725848

AUTHENTICATION: 4946651

DATE: 08-02-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:13 PM 08/02/2006
FILED 03:04 PM 08/02/2006
SRV 060725848 - 4158915 FILE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION SIGNPATH PHARMA, INC. A DELAWARE CORPORATION

SignPath Pharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that (i) the name of the Corporation is SignPath Pharma, Inc., (ii) the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on May 15, 2006, (iii) this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation, and (iv) pursuant to and in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation of the Corporation is hereby restated, integrated and amended to read in its entirety as follows:

FIRST: The name of the corporation is SignPath Pharma Inc.

SECOND: The address of the initial registered office of the corporation in the State of Delaware is 615 South DuPont Highway, in the City of Dover, County of Kent, 19901, and the name of the initial registered agent therein and in charge thereof, upon whom process against the corporation may be served is National Corporate Research, Ltd.

THIRD: The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Without limiting the scope and generality of the foregoing, the corporation may engage in the following activities:

To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn or account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.

To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts or guaranty or suretyship.

To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind.

To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise, and to use , sell assign, transfer, mortgage, pledge or otherwise deal with or dispose of stock, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any stock, bonds or other obligations to exercise all rights, powers and privileges of ownership thereof, and to exercise any an all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

The enumeration hereof of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or implied by the reasonable construction of the said laws.

FOURTH: (A) Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue it TWENTY FIVE MILLION (25,000,000) shares, consisting of TWENTY MILLION (20,000,000) shares of Common Stock, par value $.001 per share (hereinafter, the 'Common Stock"), and

FIVE MILLION (5,000,000) shares of Preferred Stock, par value $.10 per share (hereinafter, the "Preferred Stock").

(B) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular event except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of subparagraph (4) of Paragraph (D) of this Article FOURTH, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating optional and other rights, and the qualifications, limitations and restrictions thereof., if any, of such series, including, but without limiting the generality of the foregoing, the following:

(1) The distinctive designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent preferences or relation, if any of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative;

(3) the right, if any of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock of this corporation, and the terms and conditions of such conversion or exchange;

(4) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, wand the terms and conditions upon which, shares of the series may be redeemed;

(5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution or winding up of this corporation;

(6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

(7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock as a class, to elect one or more directors of this corporation, or to elect a majority of the members of the Board, under such circumstances and upon such conditions as the Board may determine.

(C) Common Stock.

(1) After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with provisions of paragraph (B) of this Article FOURTH), if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph (B) of this Article FOURTH) and subject further to any other conditions which may be fixed in accordance with the provision of paragraph (B) of this Article FOURTH, then but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

(2) After distribution in full of the preferential amount (fixed in accordance with provisions of paragraph (B) of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of this corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

(3) Except as otherwise be required by law, this Amended and Restated Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to paragraph (B) of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

(D) Other Provisions.

(1) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of

Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph (B) of this Article FOURTH, and the consent, by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors for any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (of such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other shares of Preferred Stock.

(2) Subject to the provisions of subparagraph (1) of this paragraph, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

(3) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

(4) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any class or series or any additional shares of any class or series to be issued by reason of any increase of the (a) authorized or (b) issued and outstanding capital stock of the corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the corporation of any class or series, or carrying any right to purchase stock of any class or series.

FIFTH: The name and address of the incorporator is as follows:

Name	Address
Ann Marie Cummins	c/o National Corp. Research, Ltd. 225 West 34th Street, Suite 910 New York, NY 10122

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1) Subject to the provisions contained in Paragraph (B) of Article FOURTH of this Certificate of Incorporation, the number of directors of the corporation

shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws.

(2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, or this certificate, and to any by-laws from time to time made by the stockholders; provided, however that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been make.

SEVENTH: The corporation shall, to the full extent permitted by section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor of stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of Any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

TENTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a

director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors provided herein, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restate Certificate of Incorporation this 1st day of August, 2006.

SIGNPATH PHARMA, INC.

By: ________________________
Bruce Meyers

Name: ________________________

Title: President